Exhibit 10.1

DEBT SETTLEMENT AGREEMENT

This Debt Settlement Agreement (“Agreement”) is effective as of October 31, 2017 and is executed and entered into by and among Precipio, Inc. (the “Company”), the creditors of the Company now or hereafter signatory hereto (the “Vendors”) and Collateral Services LLC.

RECITALS

WHEREAS, each Vendor has provided certain goods and/or services (the “Services”) to the Company;

WHEREAS, as of the date hereof, each Vendor is owed (each such amount, an “Outstanding Amount”) for such Services provided by such Vendor which have not been paid;

WHEREAS, as of the date hereof, no Vendor has received payment for any Outstanding Amount; and

WHEREAS, the Vendors and the Company have agreed that the Company shall pay the Vendors the amounts set forth herein in accordance with the terms of this Agreement in full satisfaction of such Services.

NOW THEREFORE, acknowledging that the above recitals are true and correct and incorporating as if fully set forth herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. SETTLEMENT. The parties hereto agree as follows:

(a) In full satisfaction of each Vendor’s Services, the Company covenants, agrees and promises to (a) pay to each Vendor, the amount set forth on such Vendor’s signature page hereto opposite the heading ‘Settlement Amount’ (each such amount, a “Settlement Amount”), and (b) issue to each Vendor, if applicable, a warrant in the form attached hereto as Exhibit A (each such warrant, a “Warrant”) to purchase the number of shares of common stock of the Company set forth on such Vendor’s signature page hereto opposite the heading ‘Warrant Amount’.

(b) Each Settlement Amount shall be payable in forty-eight (48) equal monthly installments no later than the last day of each month beginning with the month ending July 31, 2018 and ending with the month ending June 30, 2022.

(c) For the avoidance of doubt, no payment in respect of any Outstanding Amount, Services or Settlement Amount shall be required until July 31, 2018.

(d) The Company may prepay the Settlement Amounts, on a pro rata basis, at any time. Any such prepayment shall be applied to the remaining monthly installments in respect of such Settlement Amount in reverse order of maturity.

(e) Upon payment in full of a Settlement Amount in accordance with the payment schedule set forth above, all claims by the Company against the applicable Vendor and by such Vendor against the Company shall be waived and released and the Company shall have no further obligation to such Vendor.

2. SECURITY. The Settlement Amounts shall be supported by a security interest granted to Collateral Services LLC, acting as collateral agent for the benefit of the Vendors (in such capacity, the “Collateral Agent”), pursuant to a Security Agreement entered into on the date hereof by and between the Company and the Collateral Agent substantially in the form attached hereto as Exhibit B (the “Security Agreement”).

3. WITHDRAWAL/RESERVATION OF RIGHT. The terms of this Agreement notwithstanding, following the occurrence of an Event of Default (as defined below), the Vendors shall have the right to, upon written notice to the Company within five (5) business days after such Event of Default, withdraw from this Agreement and shall be entitled to pursue, on an unsecured basis, an amount equal to the difference of (a) the full amount of the Outstanding Amount of such Vendor minus (b) the sum of (i) any portion of such Vendor’s Settlement Amount previously paid by the Company plus (ii) the number of warrant shares times (A) the closing price of the Company’s common stock on the trading day prior to the Event of Default minus (B) $7.50.

4. DEFAULT. Each of the following shall constitute an “Event of Default” hereunder:

(a) The Company’s failure to pay any installment of a Settlement Amount when due as required by Section 1 hereof which remains uncured after the twenty-day period following receipt of written notice of such failure by the Company.

(b) The Company’s breach of any material covenant set out in the Security Agreement.

(c) The Company shall file a voluntary petition in bankruptcy or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, or the Company shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of the Company or of all or any part of the Company’s assets, or the Company shall make any general assignment for the benefit of creditors, or shall admit in writing the Company’s inability to pay its debts generally as they become due.

(d) A court of competent jurisdiction shall enter an order, judgment or decree approving a petition filed against the Company seeking any reorganization, dissolution or similar relief under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, and such order, judgment or decree shall remain unvacated and unstayed for an aggregate of sixty (60) days (whether or not consecutive) from the first date of entry thereof; or any trustee, receiver or liquidator of the Company shall be appointed without the consent or acquiescence of the Company and such appointment shall remain unvacated and unstayed for an aggregate of sixty (60) days (whether or not consecutive).

(e) If at any time any representation or warranty made by the Company in this Agreement or in the Security Agreement shall be incorrect or misleading in any material respect.

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5. WARRANTIES.

(a) Each party executing this Agreement represents and warrants that both it and the person signing on behalf of such party are duly authorized to execute the same, and that this Agreement constitutes the legal, valid and binding obligation of such party, enforceable against such party according to its terms.

(b) Each Vendor represents and warrants that it is the sole and exclusive legal and beneficial owner of its Outstanding Amount, free and clear of any security interests, agreements, restrictions, claims, liens, pledges, assessments and encumbrances of any kind or nature , and has the unrestricted power to settle such Outstanding Amount.

(c) Each Vendor (i) understands that neither its Warrant nor the common stock underlying its Warrant has been registered under the Securities Act of 1933, as amended (the “Securities Act”), nor have either been registered pursuant to the provisions of the securities laws or other laws of any other applicable jurisdictions, in reliance on exemptions for private offerings contained in the laws of such jurisdictions, (ii) is an “accredited investor” as defined by the rules and regulations of the U.S. Securities and Exchange Commission pursuant to the Securities Act, (iii) is acquiring its Warrant for its own account for the purpose of investment, and not with a view to any resale or other distribution thereof in violation of the Securities Act, (iv) is a sophisticated investor with such knowledge and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in its Warrant and that it is able to and must bear the economic risk of the investment in such Warrant for an indefinite period of time because such Warrant has not been registered under the Securities Act, and therefore cannot be offered or sold unless such Warrant is subsequently registered under the Securities Act or an exemption from such registration is available, (v) has had the opportunity to ask questions and obtain answers from management of the Company and has received information which such Vendor has reasonably requested, and (vi) understands the risks of an investment in the Company’s securities, which risks are described in the Company’s public securities filings.

6. COMPLETE AGREEMENT. This Agreement, together with the Security Agreement, is the complete agreement between the parties with respect to the settlement contemplated herein and supersedes all prior agreements and understandings with respect thereto. This Agreement may only be modified by a writing signed by the Company and the Vendors then holding more than fifty percent (50%) of the outstanding Settlement Amounts then outstanding (such Vendors, the “Required Vendors”); provided that no such modification shall reduce or forgive the Settlement Amount payable to a Vendor or change the provisions of this Section 6 without the consent of each Vendor directly and adversely affected thereby.

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7. NOTICES. All notices, requests, demands and other communications provided for hereunder shall be in writing (including e-mail communication) and mailed, sent via e-mail or delivered:

(a) If to the Company, at 4 Science Park, 3rd Floor, New Haven, Connecticut 06511, Attention: Ilan Danieli, e-mail: idanieli@precipiodx.com or at such other address as shall be designated by the Company in a written notice to the other parties complying as to delivery with the terms of this Section 7, with a copy, which shall not constitute notice, to Goodwin Procter LLP, 620 Eighth Avenue, New York, New York 10018, Attention: Stephen Davis, e-mail: sdavis@goodwinprocter.com.

(b) If to a Vendor, either (i) at the address set forth on such Vendor’s signature page hereto or at such other address as to which such Vendor may inform the other parties in writing in compliance with the terms of this Section 7, (ii) to the Collateral Agent, who shall promptly forward such communication to the applicable Vendor in accordance with the preceding clause (i).

(c) If to Collateral Agent, at 515 Rockaway Avenue, Valley Stream, New York 11581, Attention: Barbara R. Mittman, e-mail: barbara@grushkomittman.com, or at such other address as shall be designated by the Collateral Agent in a written notice to the other parties in compliance with the terms of this Section 7.

8. ACKNOWLEDGMENT. Each party hereto acknowledges that it has reviewed this Agreement in its entirety, has consulted such legal, tax or other advisors as it deems appropriate and understands and agrees to each of the provisions of this Agreement and further acknowledges that it has entered into this Agreement voluntarily.

9. APPLICABLE LAW; VENUE; NO JURY TRIAL. This Agreement shall be construed and interpreted in accordance with the laws of the State of New York, and each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof for resolution of any dispute regarding, arising from, or in any way relating to this Agreement or the negotiations which gave rise to this Agreement. By executing this Agreement the parties hereto agree to waive any defense or argument based on lack of personal jurisdiction, inconvenient forum, or any other objection or argument against the exercise of jurisdiction by the State of New York over the issues and parties in this matter. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement, the Security Agreement or the transactions contemplated hereby or thereby.

10. NO ADVICE. Each party enters into this Agreement freely and voluntarily, and not upon any advice, statement or representation made by any other party hereto, by any agent or attorney of any other party hereto, or by any person in any way connected with any party hereto.

11. BINDING EFFECT; NO ASSIGNMENT. Each party has carefully read and fully understand the terms of this Agreement and voluntarily execute this Agreement. This Agreement shall be binding upon the parties hereto and shall inure to the benefit of the parties and their respective successors in interest. Notwithstanding the foregoing, the Company may not assign any of its rights or obligations hereunder without the written consent of the Required Vendors and no Vendor may assign its rights or obligations hereunder without the written

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consent of the Company; any assignment or attempted assignment by any party hereto without the requisite consent shall be null and void. Notwithstanding the foregoing, the Company may assign its rights and obligations hereunder in connection with a sale of the business, whether through a merger, consolidation, transfer of all or substantially all of its assets, or in a similar transaction.

12. SEVERABILITY. If any clause or provision of this Agreement is determined to be illegal, invalid or unenforceable under any present or future law by the final judgment of a court of competent jurisdiction, the remainder of this Agreement will not be affected thereby. It is the intention of the parties that if any such provision is held to be invalid, illegal or unenforceable, there will be added in lieu thereof a provision as similar in terms to such provision as is possible, and that such added provision will be legal, valid and enforceable.

13. CONSTRUCTION. This Agreement shall be deemed to be the product of the joint drafting of the parties hereto and shall not be construed against any party. In the event an ambiguity or question of intent or interpretation arises, no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

14. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

15. NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any person or entity other than the parties hereto.

16. AGENCY. The Collateral Agent shall have the rights, responsibilities and immunities set forth in Exhibit C hereto, the terms of which are incorporated by reference into this Agreement.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

COMPANY

PRECIPIO, INC.

By:	/s/ Ilan Danieli
Name: Ilan Danieli
Title: President and Chief Executive Officer

SIGNATURE PAGE TO

SETTLEMENT AGREEMENT

COLLATERAL AGENT

COLLATERAL SERVICES LLC

By:	/s/ Barbara R. Mittman
Name: Barbara R. Mittman
Title: Managing Member

SIGNATURE PAGE TO

SETTLEMENT AGREEMENT

VENDOR:

Vendor Name:

Settlement Amount:

Monthly Installment:

Warrant Shares:

Signature:

Name of Signatory:

Title:

Date:

Address for Notices:

Wire Instructions:

SIGNATURE PAGE TO

SETTLEMENT AGREEMENT

EXHIBIT A

Form of Warrant

(See attached)

EXHIBIT B

Security Agreement

(See attached)

EXHIBIT C

Agency

1. APPOINTMENT. The Vendors hereby designate Collateral Services LLC as collateral agent to act as specified herein and in this Agreement. Each Vendor shall be deemed to authorize the Collateral Agent to take such action on its behalf under the provisions of the Agreement or the Security Agreement and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Collateral Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Collateral Agent may perform any of its duties hereunder by or through its agents or employees.

2. NATURE OF DUTIES. The Collateral Agent shall have no duties or responsibilities except those expressly set forth in the Agreement and the Security Agreement. Neither the Collateral Agent nor any of its partners, members, shareholders, officers, directors, employees or agents shall be liable to the Vendors for any action taken or omitted by it as such under the Agreement or hereunder or in connection herewith or therewith, be responsible for the consequence of any oversight or error of judgment or answerable for any loss, unless caused solely by its or their gross negligence, bad faith or willful misconduct as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction. The duties of the Collateral Agent shall be mechanical and administrative in nature; the Collateral Agent shall not have by reason of this Agreement or the Security Agreement a fiduciary relationship in respect of the Company or any Vendor; nothing in the Agreement or the Security Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Collateral Agent any obligations in respect of the Agreement or the Security Agreement except as expressly set forth herein and therein.

3. LACK OF RELIANCE ON THE COLLATERAL AGENT. Independently and without reliance upon the Collateral Agent, each Vendor, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Company and its subsidiaries in connection with the Company’s obligations to such Vendor, the transactions contemplated by this Agreement and the Security Agreement, and the taking or not taking of any action in connection therewith, and (ii) its own appraisal of the creditworthiness of the Company and its subsidiaries, and of the value of the Collateral (as defined in the Security Agreement) from time to time, and the Collateral Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Vendor with any credit, market or other information with respect thereto, whether coming into its possession before any obligations are incurred or at any time or times thereafter. The Collateral Agent shall not be responsible to the Company or any Vendor for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing of other persons delivered by the Collateral Agent in connection herewith, or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, priority or sufficiency of the Agreement, the Security Agreement, or for the financial condition of the Company or the value of any of the Collateral, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of the Agreement or the Security Agreement, or the financial condition of the Company, or the value of any of the Collateral, or the existence or possible existence of any default or Event of Default under this Agreement.

4. CERTAIN RIGHTS OF THE COLLATERAL AGENT. The Collateral Agent shall have the right to take any action with respect to the Collateral, on behalf of all of the Vendors upon the written election of the Required Vendors. The Collateral Agent shall request written instructions from the Required Vendors with respect to any act or action (including failure to act, but excluding matters of a purely administrative nature) in connection with the Agreement or the Security Agreement; if such instructions are not provided despite the Collateral Agent’s request therefor, the Collateral Agent shall refrain from such act or taking such action; provided that (X) if such action is taken absent such written instruction, the Collateral Agent shall not be entitled to any indemnification from the Vendors in respect of actions to be taken by the Collateral Agent, and (Y) if such action is not taken as a result of the failure to provide such written instruction, the Collateral Agent shall not incur liability to any Vendor by reason of so refraining. Without limiting the foregoing, (a) no Vendor shall have any right of action whatsoever against the Collateral Agent as a result of the Collateral Agent acting or refraining from acting hereunder in accordance with the terms of this Agreement or the Security Agreement, and the Company shall have no right to question or challenge the authority of, or the instructions given to, the Collateral Agent by the Required Vendors pursuant to the foregoing and (b) the Collateral Agent shall not be required to take any action which the Collateral Agent believes (i) could reasonably be expected to expose it to personal liability or (ii) is contrary to this Agreement, the Security Agreement or applicable law.

5. RELIANCE. The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any written notice, statement, certificate or other document (whether transmitted physically or by e-mail) signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to this Agreement, the Security Agreement and its duties hereunder and thereunder. Anything to the contrary notwithstanding, the Collateral Agent shall have no obligation whatsoever to any Vendor to assure that the Collateral exists or is owned by the Company or is cared for, protected or insured or that the liens granted pursuant to the Agreement have been properly or sufficiently or lawfully created, or enforced or are entitled to any particular priority.

6. PERMITTED SUBORDINATION AND RELEASE. The Required Vendors may instruct the Collateral Agent to agree to release in whole or in part or to subordinate any Collateral to any claim or other actual or proposed security interest and may enter into any agreement with the Company to evidence such subordination.

7. INDEMNIFICATION. To the extent that the Collateral Agent is not reimbursed and indemnified by the Company as, and to the extent, provided for in this Agreement or the Security Agreement, the Vendors will jointly and severally reimburse and indemnify the Collateral Agent, in proportion to their initial Settlement Amounts, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Collateral Agent in performing its duties hereunder or under this Agreement or the Security Agreement, or in any way relating to or arising out of this Agreement or the Security Agreement, except for those determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction to have resulted solely from the Collateral Agent’s own gross negligence, bad faith or willful misconduct. Prior to taking any action hereunder as Collateral Agent, the Collateral Agent may require each Vendor to deposit with it sufficient sums as it determines in good faith is necessary to protect the Collateral Agent for costs and expenses associated with taking such action.

8. EXCULPATION. The Collateral Agent and its officers, employees, attorneys and agents, shall not incur any liability whatsoever for the holding or delivery of documents or the taking of any other action in accordance with the terms and provisions of this Agreement (other than the filings of Uniform Commercial Code financing statements), for any mistake or error in judgment, for compliance with any applicable law or any attachment, order or other directive of any court or other authority (irrespective of any conflicting term or provision of this Agreement), or for any act or omission of any other person engaged by the Collateral Agent in connection with this Agreement, unless occasioned by the exculpated person’s own gross negligence, bad faith, willful misconduct or material breach of the terms of this Agreement and or the Security Agreement; and each party hereto hereby waives any and all claims and actions whatsoever against the Collateral Agent and its officers, employees, attorneys and agents, arising out of or related directly or indirectly to any or all of such foregoing exculpated acts, omissions and circumstances.

9. SEGREGATED FUNDS. Any funds held by the Collateral Agent hereunder need not be segregated from other funds except to the extent required by law. The Collateral Agent shall be under no liability for interest on any funds received by it hereunder.

10. RIGHTS AND REMEDIES NOT WAIVED. No act, omission or delay by the Collateral Agent shall constitute a waiver of the Collateral Agent’s rights and remedies hereunder or otherwise. No single or partial waiver by the Collateral Agent of any default hereunder or right or remedy that it may have shall operate as a waiver of any other default, right or remedy or of the same default, right or remedy on a future occasion.

11. FEES. Upon the execution of this agreement, the Company will pay the Collateral Agent a fee of $2,500 and thereafter the sum of $2,500 per month on the first of each month for agreeing to act as the Collateral Agent hereunder and for reading and becoming familiar with the documents. All payments due to the Collateral Agent under this Agreement including reimbursements must be paid when billed. Payments required pursuant to this Agreement shall be secured under the Security Agreement and shall rank pari passu to the Vendors’ interests in the Settlement Amounts in right of payment and security. The Collateral Agent is hereby authorized to deduct any sums due the Collateral Agent from Collateral in the Collateral Agent’s possession.

12. OTHER ACTIVITIES. The Collateral Agent may generally engage in any kind of business with any party hereto or any subsidiary, representative, agent or affiliate thereof as if it had not entered into this Agreement; the Collateral Agent and its affiliates and their officers, directors, employees, and agents (including legal counsel) may now or hereafter be engaged in one or more other transactions with any party hereto or act as trustee, agent or representative of any party hereto (collectively, the “Other Activities”) not the subject of this Agreement or the Security Agreement; without limiting the forgoing, Collateral Agent and its affiliates and their officers, directors, employees, and agents (including legal counsel) shall not be responsible to account to any party hereto for such other activities.

13. RESIGNATION BY THE COLLATERAL AGENT.

(a) The Collateral Agent may resign from the performance of all its functions and duties under the Agreement and the other transaction documents at any time by giving 30 days’ prior written notice (as provided in the Agreement) to the Company and the Vendors.

(b) Upon any such notice of resignation, the Required Vendors, shall appoint a successor Collateral Agent hereunder.

(c) If a successor to the Collateral Agent shall not have been so appointed within said 30-day period, the Required Vendors shall hold the rights and obligations of the collateral agent hereunder until such time, if any, as the Vendors appoint a new collateral as provided above.

(d) Such resignation shall take effect upon the earlier of (i) the appointment of a successor agent pursuant to Sections 13(b) and 13(c) of this Exhibit C, or (ii) the effective date of such resignation. The Collateral Agent shall continue to serve until the effective date of the resignation or until its successor accepts the appointment, but shall not be obligated to take any action hereunder.

(e) The Collateral Agent may deposit any Collateral with the Supreme Court of the State of New York for New York County or any such other court in New York State that accepts such Collateral.

14. RIGHTS WITH RESPECT TO COLLATERAL. Each Vendor agrees with all other Vendors and the Collateral Agent (i) that it shall not, and shall not attempt to, exercise any rights with respect to its security interest in the Collateral, whether pursuant to any other agreement or otherwise (other than pursuant to this Agreement or the Security Agreement), or take or institute any action against the Collateral Agent or any of the other Vendors in respect of the Collateral or its rights hereunder or under the Security Agreement (other than any such action arising from the breach by such person of this Agreement) and (ii) that such Vendor has no other secured rights with respect to the Collateral other than as set forth in this Agreement or Security Agreement. Upon the acceptance of any appointment as collateral agent hereunder by a successor agent, such successor agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring agent and the retiring agent shall be discharged from its duties and obligations under the Agreement. After Collateral Agent’s resignation or removal hereunder as collateral agent, the provisions of the Agreement including this Exhibit C shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent.